POWER OF ATTORNEY
I, Gloria Santona ('Grantor'), hereby confirm, constitute
and appoint each of Jennifer L. Kraft and Richard E. Barry,
severally and not jointly, signing singly, as the true and
lawful attorney-in-fact of Grantor to:
1.	execute for and on behalf of Grantor, in
Grantor's capacity as an officer, for purposes of
Section 16 of the Securities Exchange Act of 1934, as
amended (the 'Exchange Act'), of Aon Corporation (the
'Company'), Forms 3, 4 and 5, including but not
limited to any amendments thereto, in accordance with
Section 16(a) of the Exchange Act, and the rules
promulgated thereunder, which may be necessary or
desirable as a result of Grantor's ownership of or
transaction in securities of Aon Corporation; and
2.	do and perform any and all acts for and on behalf
of Grantor which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or any amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the
'SEC') and any other entity or person.
Grantor hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Grantor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Grantor, are not assuming, nor is the Company assuming, any of Grantor's responsibilities to comply with Section 16 of the Exchange
Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by Grantor is filed with the SEC expressly revoking this Power of Attorney.

Grantor hereby revokes all prior powers of attorney that are in effect and filed with the SEC.

IN WITNESS WHEREOF, Grantor has caused this Power of
Attorney to be executed as of this 21st day of May, 2004.


Signature:   /s/ Gloria Santona
		Gloria Santona

Date:  5/21/04__________________